Exhibit 99.1

OMNIVISION REPORTS RECORD QUARTERLY REVENUE AND EARNINGS—

SALES INTO MOBILE PHONES MORE THAN DOUBLE QUARTER TO QUARTER

SUNNYVALE, Calif.—Feb. 18, 2004—OmniVision Technologies, Inc. (Nasdaq:OVTI) reported that in the three months ended January 31, 2004, the third quarter of its fiscal year 2004, it earned net income of $17.3 million on revenue of $94.5 million. Earnings per diluted share were $0.28, adjusted for the effect of the two-for-one stock split that occurred on February 17, 2004. Earnings per diluted share, before the effect of the stock split, were equivalent to $0.57. In the comparable period a year ago, the company earned net income of $4.6 million on revenue of $30.5 million, and earnings per diluted share were $0.09, adjusted for the effect of the stock split.

“In the January quarter, sales of CameraChips for mobile phones grew by more than 100% quarter to quarter, and the mobile phone sector emerged as our largest market,” said Shaw Hong, president and chief executive officer. “We believe that the era of the cameraphone is just beginning, and we continue to view this market as a large and exciting opportunity.”

For the three months ended January 31, 2004, gross profit was $36.3 million, or 38.4% of revenue. In the comparable period a year ago, gross profit was $11.5 million, or 37.8% of revenue. For the three months ended January 31, 2004, direct sales to original equipment manufacturers and value-added resellers accounted for approximately 80% of revenue, with the balance of approximately 20% coming through distributors. During the quarter, total cash and short-term investments increased by $12 million, to $198 million. As of January 31, 2004, working capital was $227 million, and stockholders’ equity was $253 million.

For the quarter ending April 30, 2004, the Company currently expects to report earnings per diluted share of $0.30 to $0.31, adjusted for the effect of the stock split, on revenue of $96 million to $100 million.

Teleconference

At 1:30 p.m. PST (4:30 p.m. EST) today, February 18, 2004, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 877-523-2171 approximately 10 minutes prior to the start time. For international callers, the dial-in number is 706-634-1478. Additionally, a playback of the call will be available for 48 hours beginning at 4:30 p.m. PST on February 18. You may access the playback by calling 800-642-1687, or for international callers 706-645-9291, and providing Conference ID number 5086884. You may also listen live via the Internet at the Company’s Website, www.ovt.com, or at www.FullDisclosure.com. These websites will also host an archive of the teleconference.

About OmniVision

OmniVision Technologies designs, develops and markets high performance, highly integrated and cost efficient semiconductor image sensors. OmniVision’s main product, an image sensing device called the CameraChip™, is used to capture images in mass-market consumer and commercial applications such as mobile phones, digital still cameras and video game systems. OmniVision is a fabless semiconductor company that works with manufacturing partners to produce CameraChips using a standard, low-cost, complementary-metal-oxide-semiconductor (CMOS) fabrication process. The company sells products directly to original-equipment manufacturers and manufacturing subcontractors, as well as indirectly through distributors. OmniVision believes that the CameraChip is one of the most highly integrated single-chip CMOS image sensor solutions available and that it enables manufacturers to build camera products that are smaller, less complex, more reliable, lower cost and more power efficient than cameras using either traditional CCDs or multiple-chip CMOS image sensors. OmniVision’s CameraChips are used in a wide variety of applications, including mobile phones, digital still cameras, video cameras, interactive video games, toys, security and surveillance systems, personal computer cameras, personal digital assistants and automotive imaging systems. OmniVision Technologies is headquartered at 1341 Orleans Drive, Sunnyvale, CA 94089. Additional information is available at www.ovt.com.

OmniVision and CameraChip are trademarks of OmniVision Technologies, Inc.

Safe-Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenue and earnings per share for the quarter ending April 30, 2004, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, the following: the degree to which intense competition might affect the Company’s ability to compete successfully in current and emerging markets for image sensor products; risks associated with the Company’s ability to obtain design wins from camera, mobile phone and other image sensor device manufacturers, which could inhibit the Company’s ability to sustain and grow its business; risks associated with wafer manufacturing yields and other manufacturing processes, which could materially and adversely affect the Company’s revenue and earnings and its ability to satisfy customer demand; risks associated with the Company’s planned streamlining and consolidation of manufacturing processes, which could adversely affect the Company’s operating expenses and its ability to sustain and expand its business; risks associated with the development of current and emerging markets for CMOS image sensor products, generally, and the Company’s products, specifically, which could result in lower revenue and earnings and adversely affect the Company’s business and prospects; risks associated with the development of new products, which would adversely affect the Company’s ability to compete successfully in the CMOS image sensor market; the Company’s dependence upon a few key customers, the loss of one or more of which could materially and adversely affect the Company’s business and results of operations; a decline in the average selling price of the Company’s products, which could result in a decline in the Company’s revenue and gross margins; and the other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent annual report filed on Form 10-K and most recent quarterly report filed on Form 10-Q. The Company disclaims any obligation to update information contained in any forward-looking statement.

Contact:

OmniVision Technologies, Inc.

John T. Rossi, 408-542-3000

Silverman Heller Associates

Philip Bourdillon/Eugene Heller, 310-208-2550

(financial tables follow)

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OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31, 2004	April 30, 2003
ASSETS

Current assets:
Cash and cash equivalents	$190,622	$50,438
Short-term investments	6,532	10,224
Restricted cash	1,071	—
Accounts receivable, net	34,721	19,133
Inventories	45,400	13,642
Refundable and deferred income taxes	6,438	7,642
Prepaid expenses and other assets	1,679	1,195

Total current assets	286,463	102,274

Property, plant and equipment, net	19,290	12,456
Long-term investments	7,110	2,845
Other non-current assets	405	378

Total assets	$313,268	$117,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$37,906	$10,528
Accrued expenses and other liabilities	15,343	8,037
Deferred revenue	6,632	2,845

Total current liabilities	59,881	21,410

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 27,482 and 23,403 shares issued and outstanding	27	23
Additional paid-in capital	226,379	104,848
Deferred compensation related to stock options	(45)	(159)
Retained earnings/accumulated (deficit)	27,026	(8,169)

Total stockholders’ equity	253,387	96,543

Total liabilities and stockholders’ equity	$313,268	$117,953

OMNIVISION TECHNOLOGIES, INC.

CONDENSED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 31, 2004	January 31, 2003	January 31, 2004	January 31, 2003
Revenues	$94,510	$30,522	$209,542	$69,055
Cost of revenues	58,210	18,980	129,814	42,317

Gross profit	36,300	11,542	79,728	26,738

Operating expenses:
Research and development	4,065	3,132	10,818	8,251
Selling, general and administrative	5,665	2,869	15,860	7,659
Stock compensation charge	810	68	1,006	332

Total operating expenses	10,540	6,069	27,684	16,242

Income from operations	25,760	5,473	52,044	10,496
Interest income (expense), net	511	199	1,281	631

Income before income taxes	26,271	5,672	53,325	11,127
Provision for income taxes	8,932	1,074	18,130	1,892

Net income	$17,339	$4,598	$35,195	$9,235

Net income per share (Pre-split):
Basic	$0.63	$0.20	$1.36	$0.41

Diluted	$0.57	$0.18	$1.20	$0.38

Shares used in computing net income per share:
Basic	27,326	22,807	25,938	22,498

Diluted	30,425	25,563	29,417	24,535

Net income per share (Post-split):
Basic	$0.32	$0.10	$0.68	$0.21

Diluted	$0.28	$0.09	$0.60	$0.19

Shares used in computing net income per share:
Basic	54,652	45,615	51,877	44,997

Diluted	60,850	51,125	58,835	49,070